UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2020

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Torrington Drive Ball Ground, Georgia	30107
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 721-8800

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01	GTLS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 20, 2020, Chart Industries, Inc., a Delaware corporation (“Chart”), entered into a First Amendment (the “Amendment”) to its existing Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) by and among Chart, Chart Industries Luxembourg S.à.r.l. (“Chart Lux”), Chart Asia Investment Company Limited (“Chart Asia”, together with Chart Lux and Chart, the “Borrowers”), the other foreign borrowers from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. A copy of the Amendment is attached hereto as Exhibit 10.1.

The Amendment, among other things, (i) adjusts the pricing grid in order to accommodate potentially higher leverage ratios, (ii) adjusts factoring related definitions and other related provisions to provide Chart with greater flexibility to enter into such arrangements in the future, (iii) incorporates a “cash hoarding” prevention covenant and (iv) incorporates various amendments to reflect interest rate floor and other changes to the Loan Syndications and Trading Association and Loan Market Association market standards for credit agreements. The terms and conditions under the Credit Agreement are otherwise substantially the same as those prior to the Amendment.

The description of the Amendment set forth above is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

On April 23, 2020, Chart Industries, Inc. (the “Company”) issued a news release announcing the Company’s financial results for the first quarter ended March 31, 2020, as well as supplemental information for the first quarter ended March 31, 2020. A copy of the news release is furnished with this Current Report on Form 8-K as Exhibit 99.1, and a copy of the supplemental information is furnished with this Current Report on Form 8-K as Exhibit 99.2. All information in the news release and the supplemental information is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporated it by reference.

The news release and supplemental information furnished with this Current Report on Form 8-K include measures of which exclude certain items required to be presented under generally accepted accounting principles (“GAAP”). These measures are not recognized under GAAP and are referred to as “non-GAAP financial measures” in Regulation G under the Exchange Act. The Company believes these measures are of interest to investors and facilitate useful period-to-period comparisons of the Company’s financial results, and this information is used by the Company in evaluating internal performance. The non-GAAP measures are reconciled to the most directly comparable GAAP measure in tables at the end of the news release and in the supplemental information.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

10.1

Amendment No. 1, dated as of April 20, 2020, to the Fourth Amended and Restated Credit Agreement by and among Chart Industries, Inc., Chart Industries Luxembourg S.à.r.l., Chart Asia Investment Company Limited, the other foreign borrowers from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A.

99.1	Chart Industries, Inc. News Release, dated April 23, 2020, announcing the Company’s 2020 first quarter results.

99.2	Chart Industries, Inc. Supplemental Information for 2020 first quarter results.

104	Cover Page Interactive Data File (embedded within the Inline CBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.

Date: April 23, 2020

	By:	/s/ Jillian C. Evanko
	Name:	Jillian C. Evanko
	Title:	President and Chief Executive Officer